EXHIBIT 99.1

Consolidated Communications Completes FairPoint Acquisition

  Acquisition expands company’s fiber network to more than 36,000 fiber route miles across 24 states making Consolidated Communications the ninth largest fiber provider in the U.S.
  Results in significant operational and financial scale while maintaining strong capital investment strategy
  Meaningfully accretive to cash flow per share in year one with estimated annual run rate cost savings of $55 million and $300 million in net operating losses (“NOLs”)
  Current dividend policy of $1.55 per share will be maintained
  Enables customers to benefit from an expanded product, service portfolio and sales strategy
  Creates an even stronger, more competitive, financially-secure company

MATTOON, Ill., July 03, 2017 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (NASDAQ:CNSL) announced today it has completed its acquisition of FairPoint Communications, Inc. (NASDAQ:FRP), an all-stock transaction valued at approximately $1.3 billion including debt and based on present equity value.  The merger further positions the company as a leading broadband and business service provider across a 24-state service area.

“Consolidated Communications’ mission is to turn technology into solutions, connecting people and enriching how they work and live,” said Bob Udell, president and chief executive officer of Consolidated Communications.  “We know our customers’ needs are changing and this business combination creates a stronger company with greater scale and resources to serve our customers.  We are excited to close on the acquisition and look forward to realizing the many benefits of this merger and leveraging our combined team’s expertise.”

Based on today’s transaction closing, under the terms of the agreement, FairPoint stockholders will receive a fixed exchange ratio of 0.7300 shares of Consolidated Communications common stock for each share of FairPoint common stock.  No fractional shares of Consolidated Communications common stock will be issued.  Each of FairPoint's stockholders will be entitled to receive, in lieu of any fractional share of Consolidated Communications common stock, an amount in cash equal to the value of the fractional share of Consolidated Communications common stock to which such stockholder would otherwise have been entitled, less applicable taxes required to be withheld.

“The financial benefits associated with the combination in the form of cost savings and reduced financial leverage provide us additional operating and strategic flexibility going forward,” Udell said.  “The transaction is meaningfully accretive to free cash flow per share in the first year and supports our current dividend policy to shareholders while making meaningful investments to enhance the network.”

Combined Company Facts and Strategic Benefits

  Significant Fiber Network Expansion:  The acquisition of FairPoint will add 22,000 fiber route miles to the Consolidated Communications fiber network, without any overlapping markets. The combined network spans 24 states and more than 36,000 fiber route miles, making Consolidated Communications the ninth largest fiber provider in the U.S.  Consolidated Communication’s on-net buildings grow to 8,800 and fiber-connected towers total 2,600.
  Enhanced Product and Services Portfolio: The company plans to expand its cloud services product suite to FairPoint markets, as well as other broadband enhancements.  Overall, the combined company will eventually offer an even broader range of solutions, tools, and resources benefiting all customer groups.
  Added Scale, Complementary Business Strategies: The merger combines two companies with complementary business strategies and provides a meaningful increase in scale to address the ever-changing competitive landscape.
  On-Target Run-Rate Synergies:  The transaction is expected to generate annual run rate cost savings of approximately $55 million, which are expected to be achieved within two years after completion of the merger.  Consolidated has proven its ability to successfully integrate companies and meet or exceed synergy targets.
  Stronger Financial Profile:  Consolidated expects the transaction to be meaningfully accretive to free cash flow per share in the first year. The company will benefit from $300 million in net operating losses (NOLs) and it has refinanced FairPoint’s debt on very attractive terms.  Additionally, the transaction will significantly improve the company’s balance sheet and capital structure and supports its current dividend policy to stockholders.
  Experienced Team and Expertise:  The combined team of approximately 4,400 employees will leverage best practices and greater resources to serve customers.

Dividend Practice
Consolidated Communications’ Board of Directors declared a quarterly dividend of $0.38738 per share consistently for 48 quarters since its initial public offering in 2005.  The Consolidated Communications Board of Directors expects to maintain its annual dividend of $1.55 per share.  The next quarterly dividend of $0.38738, which was declared on May 2, 2017, is payable on Aug. 1, 2017, to stockholders of record on July 15, 2017.

Management, Board and Headquarters
Bob Udell will continue to serve as president and chief executive officer and Steve Childers will serve as chief financial officer of the combined company.  As part of the merger agreement, Consolidated has appointed Wayne Wilson, a New Hampshire resident who previously served on the FairPoint Board, to the Consolidated Communications Board at closing.  The newly combined company will continue to be headquartered in Mattoon, Ill. and senior executives will be based throughout its service area.

Earnings and Guidance
Consolidated Communications will report second quarter 2017 earnings on Aug. 3, 2017. The company will discuss results and other developments for the combined company during the call and will update its annual guidance with its second quarter earnings report.

About Consolidated Communications
Consolidated Communications Holdings, Inc. (NASDAQ:CNSL) is a leading broadband and business communications provider serving consumers, businesses of all sizes, and wireless companies and carriers, across a 24-state service area.  Leveraging its advanced fiber optic network spanning more than 36,000 fiber route miles, Consolidated Communications offers a wide range of communications solutions, including: data, voice, video, managed services, cloud computing and wireless backhaul.  Headquartered in Mattoon, Ill., Consolidated Communications has been providing services in many of its markets for more than a century.

Safe Harbor
The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions.  Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include our ability to successfully integrate FairPoint Communications, Inc.’s operations and realize the synergies from the integration, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock; restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q.  Many of these circumstances are beyond our ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on our part.  These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.  You should not place undue reliance on forward-looking statements.

Contacts:
Jennifer Spaude, Consolidated Communications
jennifer.spaude@consolidated.com
507-386-3765